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                                       Registration No. 33-67432

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         POST EFFECTIVE
                        AMENDMENT NO. 1
                               TO
                            FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                ROCHESTER TELEPHONE CORPORATION
     (Exact name of registrant as specified in its charter)

               NEW YORK                     16-0613330
     (State or other jurisdiction           (I.R.S. Employer
     of incorporation or organization)      Identification No.)
     --------------------------------       -------------------

    180 South Clinton Avenue Rochester, New York 14646-0700
    (Address of Principal Executive Offices)     (Zip Code)

                ROCHESTER TELEPHONE CORPORATION
                  EXECUTIVE STOCK OPTION PLAN
                    (Full title of the Plan)

                   Josephine S. Trubek, Esq.
                      Corporate Secretary
                Rochester Telephone Corporation
                    180 South Clinton Avenue
                 Rochester, New York 14646-0700
                         (716) 777-6713
    --------------------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
    --------------------------------------------------------

                            Copy to:
                     John T. Pattison, Esq.
                       Managing Attorney
                Rochester Telephone Corporation
                    180 South Clinton Avenue
                 Rochester, New York 14646-0995

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                            Part II

                  INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT



Item 3. Incorporation of Certain Documents by Reference.


     The following documents which have been filed by Rochester
Telephone Corporation (the "Company") with the Securities and
Exchange Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed pursuant to Section
13 of the Securities Exchange Act of 1934.

     (b) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 1993, including specifically, but not limited to, the Company's Quarterly Report on Form 10-Q dated May 12, 1994 and its Current Reports on Form 8-K dated May 17, 1994 and July 1, 1994.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Amendment
No. 1 to Form S-4 dated December 6, 1990 (Registration
Statement No. 33-36457), including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company or the Restated Executive Stock Option Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


Item 4. Description of Securities.

     Not Applicable.


Item 5. Interests of Named Experts and Counsel.

     The legality of the Plan and Common Stock has been passed upon by John T. Pattison, Esq., Managing Attorney in the Legal
Department of the Company.


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Item 6. Indemnification of Directors and Officers

    The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Company may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Company, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Company. In a nonderivative action or threatened action, the BCL provides that the Company may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Company.

    Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or bylaws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

    The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

    The Amended and Restated Certificate of Incorporation of the Company limits the personal liability of directors to the Company or its shareholders to the fullest extent permitted by the BCL.

    Article II, Section 12, of the Company's By-Laws contains provisions authorizing indemnification by the Company of directors and officers against certain liabilities and expenses which they may incur as directors and officers of the Company or of certain other entities in accordance with, and to the fullest extent permitted by, Sections 721-725 of the BCL.


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    Section 726 of the BCL also contains provisions authorizing a corporation to obtain insurance on behalf of any director and officer against liabilities, whether or not the corporation would have the power to indemnify against such liabilities.
The Company maintains Executive Liability and Defense coverage under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts as defined in the policy, in their respective capacities as directors or officers.


Item 7. Exemption from Registration Claimed.

    Not applicable.


Item 8. Exhibits.

    See Exhibit Index.


Item 9. Undertakings.

A.  Post-Effective Amendments

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by
                   Section 10(a)(3) of the Securities Act of
                   1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


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provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for the purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                          SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on July 8, 1994.

                             ROCHESTER TELEPHONE CORPORATION


                                 /s/ Louis L. Massaro
                             By: ----------------------------
                                  Louis L. Massaro
                                  Corporate Vice President
                                  and Treasurer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                  /s/ Ronald L. Bittner
Date:  July 8, 1994          By: ----------------------------
                                  Ronald L. Bittner
                                  Chairman, President, Chief
                                  Executive Officer and
                                  Director

                                 /s/ Louis L. Massaro
Date:  July 8, 1994          By: ----------------------------
                                  Louis L. Massaro
                                  Corporate Vice President
                                  and Treasurer
                                  (Principal Financial and
                                   Accounting Officer)

Date:  July 8, 1994          By: /s/ Patricia C. Barron *
                                 ----------------------------
                                  Patricia C. Barron
                                  Director

Date:  July 8, 1994          By: /s/ John R. Block*
                                 ----------------------------
                                  John R. Block
                                  Director

Date:  July 8, 1994          By: /s/ Harlan D. Calkins*
                                 ----------------------------
                                 Harlan D. Calkins
                                 Director

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Date:  July 8, 1994          By: /s/ Brenda E. Edgerton*
                                 ----------------------------
                                  Brenda E. Edgerton
                                  Director

Date:  July 8, 1994          By: /s/ Jairo A. Estrada*
                                 ----------------------------
                                  Jairo A. Estrada
                                  Director

Date:  July 8, 1994          By: /s/ Daniel E. Gill*
                                 ----------------------------
                                  Daniel E. Gill
                                  Director

Date:  July 8, 1994          By: /s/ Alan C. Hasselwander*
                                 ----------------------------
                                  Alan C. Hasselwander
                                  Director

Date:  July 8, 1994          By: /s/ Douglas H. McCorkindale*
                                 ----------------------------
                                  Douglas H. McCorkindale
                                  Director

Date:  July 8, 1994          By: /s/ Richard P. Miller, Jr.*
                                 ----------------------------
                                  Richard P. Miller, Jr.
                                  Director

Date:  July 8, 1994          By: /s/ Dr. Leo J. Thomas*
                                 ----------------------------
                                  Dr. Leo J. Thomas
                                  Director

Date:  July 8, 1994          By: /s/ Michael T. Tomaino*
                                 ----------------------------
                                  Michael T. Tomaino
                                  Director

                       /s/ Louis L. Massaro
                *By: --------------------------
                        Louis L. Massaro
                        Attorney-In-Fact
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    The Plan.  Pursuant to the requirements of the Securities
Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on July 8, 1994.

                             ROCHESTER TELEPHONE CORPORATION
                             RESTATED EXECUTIVE STOCK OPTION
                             PLAN



                              /s/ Janet F. Sansone
                          By: -------------------------
                              Janet F. Sansone
                              Corporate Vice President

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                         EXHIBIT INDEX



Exhibit No.   Description

   4-1   Rochester Telephone Corporation                Herewith
         Restated Executive Stock Option Plan

   4-2   Rochester Telephone Corporation
         Restated Certificate of Incorporation,
         as amended, is incorporated by reference to Exhibit 3 to Form 10-Q for the quarter ended September 30, 1980.
         (File No. 1-4166)

   4-3   Certificate of Amendment to Restated
         Certificate of Incorporation of Rochester
         Telephone Corporation is incorporated
         by reference to Exhibit 3-2 to Form 1O-K for the year ended December 31, 1984.
         (File No. 1-4166)

   4-4 Certificate of Change to Restated Certificate of Incorporation of Rochester Telephone
         Corporation is incorporated by reference to Exhibit 3-4 to Form 10-K for the year ended December 31, 1988. (File No. 1-4166)

   4-5   Certificates of Amendment to Restated
         Certificate of Incorporation of Rochester
         Telephone Corporation are incorporated
         by reference to Exhibit 3-5 to Form 10-K for the year ended December 31, 1990.
         (File No. 1-4166)

   4-6   Restated By-Laws of Rochester Telphone       Previously
         Corporation                                     filed

   5     Opinion of John T. Pattison, Esq.              Herewith
         as to legality of Plan and Common Stock

  23-1   Consent of John T. Pattison, Esq. is
         contained in his opinion filed as
         Exhibit 5 to this Registration Statement

  23-2   Consent of Price Waterhouse,                   Herewith
         independent accountants

  24     Powers of Attorney                           Previously
                                                         filed

(66ED)